UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(a)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[X] Soliciting Material Pursuant to §240.14a-12

Parametric Sound Corporation
(Name of Registrant as Specified in its Charter)

___________________________________________________________

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:______________________________________________

(2) Aggregate number of securities to which transaction applies:______________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):______________________________________________________________________

(4) Proposed maximum aggregate value of transaction:______________________________________________

(5) Total fee paid:______________________________________________

[_] Fee paid previously with preliminary materials:______________________________________________

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:______________________________________________

(2) Form, Schedule or Registration Statement No.:______________________________________________

(3) Filing Party:______________________________________________

(4) Date Filed:______________________________________________

Filed by: Parametric Sound Corporation

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934

Subject Company: Parametric Sound Corporation

Commission File No.: 000-54020

The following press release was issued by Parametric Sound Corporation (Parametric) on November 26, 2013, related to the Agreement and Plan of Merger dated August 5, 2013, among Parametric, VTB Holdings, Inc. (Turtle Beach) and Paris Acquisition Corp.

Parametric Sound Provides Merger Update and Reports 2013 Financial Results

SAN DIEGO, California, November 26, 2013 – Parametric Sound Corporation (NASDAQ: PAMT), a leading innovator of audio technology and solutions, today provided information on its pending merger with Turtle Beach and reported it has filed with the SEC its Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

Merger Update

A special meeting of Parametric’s stockholders is being convened to vote on, among other things, a proposal to approve the issuance of shares pursuant to the merger contemplated by the Agreement and Plan of Merger with Turtle Beach (referred to as the merger agreement), and corresponding change of control of Parametric, which proposal is referred to as the merger proposal.

The special meeting of stockholders is currently scheduled to be held on December 27, 2013 at 1:00 p.m., Pacific Time, at Hampton Inn & Suites, 14068 Stowe Drive, Poway, California. If the merger proposal is approved by stockholders, and the other conditions to closing are satisfied, it is anticipated that the merger will be completed as soon as practicable after the special meeting of stockholders. The merger and related transactions are described in more detail in today’s Annual Report on Form 10-K and in the preliminary proxy statement dated November 4, 2013, both filed with the SEC and available by link from the Company’s website.

On November 15, 2013, the Company concluded a registered direct sale of common stock pursuant to the Company’s “shelf” registration statement resulting in gross proceeds of $5.1 million. The Company believes the stock sale satisfies a closing condition under the merger agreement requiring the Company to raise a minimum of $5 million.

Last week, on November 21, 2013, at the Southwest IDEAS Investor Conference, the Company reported its progress and provided a merger update. Turtle Beach CEO, Juergen Stark participated in the presentation providing information on Turtle Beach operations and outlining his vision as post-merger CEO of the growth potential created by combining the two companies.

The Company encourages stockholders to listen to the archived webcast by visiting the investor relations section of the company's website: http://parametricsound.com/presentations.php

About the Proposed Merger

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, Parametric’s wholly-owned subsidiary will merge with and into Turtle Beach resulting in Turtle Beach becoming a wholly-owned subsidiary. The Company believes that the resultant company will be positioned as an audio technology innovator with established brands and global retail relationships for pursuing growth opportunities from new audio technologies.

At the effective time of the merger, the Company will issue shares of common stock to the former Turtle Beach stockholders which, together with options to purchase shares of Turtle Beach common stock that will be converted into options to purchase shares of Parametric common stock, will represent approximately 80% of Parametric common stock on a fully-diluted basis after the merger.

1

Although the Company will be the legal acquirer, the merger will be accounted for as a “reverse acquisition” pursuant to which Turtle Beach will be considered the acquiring entity for accounting purposes. As such, Turtle Beach will allocate the total purchase consideration to Parametric’s tangible and identifiable intangible assets and liabilities based on their respective fair values at the date of completion of the merger. Turtle Beach’s historical results of operations will replace Parametric’s historical results of operations for all periods prior to the merger. After merger completion, the results of operations of the combined companies will be included in consolidated financial statements.

Financial Update

The Company’s total assets at September 30, 2013 were $4.2 million and cash was $1.6 million. This does not include net cash proceeds of $5.08 million from the November financing described above. At the effective time of the merger, the Company’s assets will be revalued to fair value and combined with the assets of Turtle Beach as illustrated and more fully described in the section entitled “Unaudited Pro Forma Condensed Combined Consolidated Financial Information” in the preliminary proxy statement.

The Company’s net loss for fiscal 2013 was $7.67 million and included $2.1 million of non-cash share based compensation expense and $1.3 million of business transaction expenses related to reviewing strategic opportunities and preparing for the merger with Turtle Beach. Parametric’s historical results will not be included in post-merger financial results, only future revenues and costs of operations from the merger date onward will be included in combined Parametric and Turtle Beach results.

About Parametric Sound Corporation

Parametric Sound Corporation is a pioneering innovator of directed audio solutions. With a substantial body of intellectual property, Parametric Sound is the foremost authority in the application of acoustic technology to beam sound to target a specific listening area without the ambient noise of traditional speakers. The Company is targeting its technology for new uses in consumer markets including computers, video gaming, televisions, home audio and health care. For more information, visit www.parametricsound.com.

About Turtle Beach

Turtle Beach designs and markets premium audio peripherals for video game, personal computer, and mobile platforms, including its acclaimed line of Ear Force gaming headphones and headsets crafted for PC and Mac, Nintendo, PlayStation and Xbox game consoles, including the next-generation Xbox One. According to the NPD Group, Turtle Beach manufactures the top five best-selling third-party gaming headsets of all time when ranked in dollar sales. The Ear Force X12 wired headset is the No. 1 best-selling third-party gaming headset of all time. Turtle Beach is the official audio provider for Major League Gaming, the world's largest eSports league, and Twitch, the world’s leading video platform and community for gamers. Turtle Beach, headquartered in Valhalla, New York, is majority owned by the Stripes Group, an entrepreneurial growth equity fund based in New York City, and is a brand of Voyetra Turtle Beach, Inc., which has been at the forefront of music and audio technology for more than three decades and is recognized as a pioneer of today’s PC audio industry. Turtle Beach and Ear Force are registered trademarks of Voyetra Turtle Beach, Inc. All other trademarks are property of their respective holders and are hereby acknowledged. For more information, visit www.turtlebeach.com.

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While the Company believes that expectations are based upon reasonable assumptions, there can be no assurances that goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Particular uncertainties and risks include, among others, the failure of the Parametric stockholders to approve the merger, the failure of NASDAQ to authorize the continued listing of Parametric’s shares following the merger; the risk that Turtle Beach’s operating results at closing will be lower than currently anticipated or the failure of either party to meet other conditions to the closing of the merger; delays in completing the merger and the risk that the merger may not be completed at all; the failure to realize the anticipated benefits from the merger or delay in realization thereof; the businesses of Parametric and Turtle Beach may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the merger, including adverse effects on employee retention and on business relationships with third parties; general business and economic conditions; the combined company´s possible need for and ability to obtain additional financing; the difficulty of developing audio products, obtaining any required approvals and achieving market acceptance; the marketing success of Parametric’s and the combined company´s licensees or sub licensees, if any. More detailed information on these and additional factors that could affect Parametric’s actual results are described in Parametric’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. All forward-looking statements in this news release speak only as of the date of this news release and are based on Parametric’s current beliefs and expectations. Parametric undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

2

Important Additional Information for Investors and Stockholders

This material is not a substitute for the definitive proxy statement that Parametric will file with the SEC related to the proposed merger. Parametric filed a preliminary proxy statement with the SEC on November 4, 2013 related to the proposed merger. Investors and security holders are urged to read the definitive proxy statement (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety because they contain important information about Parametric, Turtle Beach and the proposed transaction. The definitive proxy statement will be mailed to the stockholders of Parametric. Investors and security holders may obtain free copies of the definitive proxy statement and other relevant documents filed with the SEC by Parametric at the SEC´s web site at www.sec.gov. Free copies of the definitive proxy statement and other documents filed with the SEC also can be obtained by directing a request to Parametric, Attention: Investor Relations, telephone: (888) 477-2150. In addition, investors and security holders may access copies of the documents filed with the SEC by Parametric on Parametric’s website at www.parametricsound.com.

Parametric and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release. Information regarding Parametric’s directors and executive officers is available in the preliminary proxy statement related to the proposed merger, which was filed with the SEC on November 4, 2013. If and to the extent that any of the Parametric participants will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this release, the details of those benefits will be described in the definitive proxy statement relating to the proposed transaction. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Parametric’s directors and executive officers in the proposed transaction by reading the definitive proxy statement when it becomes available.

PARAMETRIC SOUND CONTACT:

Tracy Neumann

888-HSS-2150, Ext. 509

tneumann@parametricsound.com

INVESTOR RELATIONS CONTACT:

Dave Mossberg

Three Part Advisors, LLC

(817) 310-0051

###

3